SECOND BANCORP, INCORPORATED AND SUBSIDIARY
STATEMENT 11  RE:   COMPUTATION OF EARNINGS PER SHARE

                                                                       Three Months Ended
                                                                            March 31
                                                                            --------
                                                                    1997              1996
                                                                    ----              ----
PRIMARY:
Average shares outstanding                                       6,700,252         5,294,148
Net effect of dilutive stock options -
  based on the treasury stock method
  using average market price.                                       47,852            51,888
                                                                   -------           -------
                                                                 6,748,104         5,346,036

Net income applicable to Common Stock                               $2,150            $1,842

Per share amount                                                     $0.32             $0.34


FULLY DILUTED:
Average shares outstanding                                       6,700,252         5,294,148
Net effect of dilutive stock options -
  based on the treasury stock method
  using average market price or period-
  end market price, whichever is higher.                            57,154            51,888
Assumed conversion of $1.50 Preferred
  Stock Series A-1                                                       0         1,396,647
                                                                        --         ---------
                                                                 6,757,406         6,742,683

Net income                                                          $2,150            $2,073

Per share amount                                                     $0.32             $0.31



                                      -12-